UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2012

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2012, David H. Hehman, age 63, the President and Chief Executive Officer of the Federal Home Loan Bank of Cincinnati ("FHLBank"), notified the FHLBank’s Board of Directors ("Board") of his decision to retire from the FHLBank effective June 1, 2012. Consistent with its succession planning, the Board appointed Andrew S. Howell as the FHLBank’s President and Chief Executive Officer, effective June 1, 2012.

Mr. Howell, age 50, joined the FHLBank in 1989 and is currently the FHLBank’s Executive Vice President – Chief Operating Officer, a position he has held since January 2008. He had served as the FHLBank’s Executive Vice President – Mission Asset Activity since January 2007 and Senior Vice President – Credit Services from 2000 to 2007. Neither Mr. Howell nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the FHLBank.

A copy of the FHLBank’s press release announcing Mr. Hehman’s retirement as well as Mr. Howell’s succession is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A description of Mr. Howell’s compensation arrangements with the FHLBank is contained in the FHLBank’s Annual Report on Form 10-K for the year ended December 31, 2010 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release dated January 19, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

January 19, 2012	By:	Donald R. Able

Name: Donald R. Able
Title: SVP, Chief Accounting & Technology Officer

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Exhibit Index

Exhibit No.	Description

99.1	(d) Exhibits